UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☑	Soliciting Material Pursuant to §240.14a-12

Anheuser-Busch Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On September 19, 2008, the following item was posted on the employee intranet of Anheuser-Busch Companies, Inc.
INBEV SAYS FINANCING NOT
AFFECTED BY MARKET VOLATILITY
September 19, 2008
News reports in today’s St. Louis Business Journal and Dow Jones speculated whether current volatility in the financial sector could put InBev’s financing for the proposed merger at risk. InBev’s spokesperson Marianne Amssoms said in stories that it is not affecting the deal.
InBev said the financing is “fully committed” and the company is “on track to be able to close the transaction by the end of the year,” Dow Jones reported. According to the story, InBev has completed the primary syndication phase of the committed financing “with a very diversified group of strong banks,” Amssoms said.
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     This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, Anheuser-Busch intends to file relevant materials with the SEC. Anheuser-Busch filed amendment number one to its preliminary proxy statement on Schedule 14A with the SEC on September 19, 2008.
     INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
     InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement.